UNITED STATES
SECURITIES EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 14, 2008

TIDELANDS OIL & GAS CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-29613	66-0549380
(State of organization)	(Commission File Number)	(IRS Employer Identification No.)

1862 West Bitters Rd. San Antonio, TX	78248
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including area code: (210) 764 - 8642

Former name or former address, if changed since last report:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02                      Termination of a Material Definitive Agreement

Effective October 15, 2008, the employment agreement of Mr. Dowies was terminated and the Company is obligated to issue Mr. Dowies $275,000 worth of its common stock upon the effective date of a reverse common stock split or when the authorized number of shares of common stock have been increased so that the shares to be issued will be validly authorized and issued to Mr. Dowies.  The fair market value will be determined on the date of issuance.

Item 2.01                      Completion of Acquisition or Disposition of Assets

On October 14, 2008, the Company sold its 20% interest in Frontera Pipeline, LLC to Grand Cheniere Pipeline, LLC for a purchase price of $250,000.

SIGNATURES

           Pursuant  to  the  requirements of the Securities Exchange Act of 1934, the registrant  has  duly  caused  this  report  to  be  signed on its behalf by the undersigned  hereunto  duly  authorized.

TIDELANDS OIL & GAS CORPORATION

                                           By:  /s/ James B. Smith
                                                   James B. Smith, President & Chief Executive Officer

     DATE:  October 15, 2008